                                                                   Exhibit 23(c)

Consent of Independent Public Auditors

--------------------------------------------------------------------------------

As independent public accountants, we hereby consent to the incorporation by reference in the prospectus supplement dated July 31, 2001 and the related prospectus dated October 3, 1997 of our reports dated February 7, 2001 on our audit of the consolidated financial statements of Weyerhaeuser Company and subsidiaries and the related financial statement schedule incorporated by reference and included in Weyerhaeuser Company's Form 10-K for the year ended December 31, 2000 and to all references to our Firm included in that prospectus supplement and prospectus.


                                                   Arthur Andersen LLP

Seattle, Washington
August 1, 2001